Exhibit 99.2

Fortune Rise Acquisition Corporation Announces Additional

One-Month Extension Received From Sponsor Affiliate to

Complete its Initial Business Combination

June 6, 2023 | CLEARWATER, FL – Fortune Rise Acquisition Corporation (Nasdaq: FRLA) (“FRLA” or the “Company”) today announced that Water On Demand Inc., a privately-held subsidiary of OriginClear, Inc. (OTC: Other: OCLN) (“OCLN”) and owner of its sponsor, Fortune Rise Sponsor LLC (the “Sponsor”), has deposited the required $100,000 (representing an additional $0.027 per public share) into the Company’s trust account for the benefit of its valued public stockholders which provides a one-month extension to complete the Company’s initial business combination. This additional contribution extends the date by which the Company has to complete its initial business combination for an additional one-month extension from June 5, 2023 to July 5, 2023. Such contribution effectively increases the pro rata portion of the funds available in the Company’s trust account in the event of the consummation of an initial business combination, liquidation, or other redemption event, by $0.027 per share. The contribution was funded as a non-interest bearing loan that will either be paid upon earlier of consummation of an initial business combination or the Company’s liquidation.

Rick Iler, CFO of FRLA, stated, “OriginClear’s subsidiary, Water On Demand, Inc., which owns the Sponsor, has made the required deposit for the benefit of the stockholders of Fortune Rise Acquisition Corporation which provides a one-month extension to complete our initial business combination. These funds provide for an additional one-month extension which gives us additional time to advance our business combination efforts. Once the business combination is complete, we remain committed to building the next great technology company and generating significant shareholder value.”

About Fortune Rise Acquisition Corporation

FRLA is a blank check company incorporated in February 2021 as a Delaware corporation formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

FRLA is a "shell company" as defined under the Exchange Act of 1934, as amended, because it has no operations and nominal assets consisting almost entirely of cash. FRLA will not generate any operating revenues until after the completion of its initial business combination, at the earliest. To date, FRLA’s efforts have been limited to organizational activities and activities related to its initial public offering as well as the search for a prospective business combination target.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Safe Harbor Statement

Matters discussed in this release contain forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "may," "intend," "expect," “plans” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein.

These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with our history of losses and our need to raise additional financing, the acceptance of our products and technology in the marketplace, our ability to demonstrate the commercial viability of our products and technology and our need to increase the size of our organization, and if or when the Company will receive and/or fulfill its obligations under any purchaser orders. Further information on the Company's risk factors is contained in the Company's quarterly and annual reports as filed with the Securities and Exchange Commission. The Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason except as may be required under applicable law.

Contact Information:

Fortune Rise Acquisition Corporation.

J. Richard Iler

rick@fortuneriseacquisitioncorp.com